Exhibit 99.1

ROCKY MOUNTAIN CHOCOLATE FACTORY REPORTS FIRST QUARTER FISCAL 2026 FINANCIAL RESULTS

Management to Host Conference Call Tomorrow at 9:00 a.m. Eastern Time

DURANGO, Colo., July 15, 2025 (GLOBE NEWSWIRE) -- Rocky Mountain Chocolate Factory, Inc. (Nasdaq: RMCF) (the “Company”, “we”, “RMC”, or “Rocky Mountain Chocolate”), America’s Chocolatier™ and a leading franchiser of a premium chocolate and confectionary retail store concept, is reporting financial and operating results for its first quarter of fiscal 2026, which ended May 31, 2025.

“We are executing against a clearly defined plan to rebuild Rocky Mountain Chocolate Factory into a disciplined and profitable business,” said Jeff Geygan, Interim CEO of the Company. “In the first quarter, we advanced a series of initiatives aimed at strengthening our operating model and elevating franchisee performance. We rolled out a simplified freight program to support fresher inventory, realigned pricing across categories to better reflect product value, and accelerated adoption of our new Point of Sale (POS) and Enterprise Resource Planning (ERP) systems. These efforts are bringing greater visibility and accountability to our network, and we’re already seeing stronger alignment with our franchise partners.

“We have also made tangible progress in elevating the customer experience. Our Charleston location reflects our refreshed branding and in-store layout, and it's providing early insight into how customers are engaging with the updated look and feel of the store. It’s performing well in a previously untapped market and has provided valuable takeaways to guide upcoming openings. With our new store in Chicago expected to open before the holidays and several leases under negotiation, we are well underway in rebuilding our new store pipeline. Meanwhile, our brand refresh, including new packaging, in-store merchandising and a fully redesigned e-commerce platform, will begin rolling out systemwide this summer. These updates are deliberately sequenced to ensure consistency across the digital and in-store experience.”

Geygan added, “Although there is still work to be done, we now have the operational foundation and strategic focus required to execute effectively. Our priorities remain unchanged: deliver profitable results, expand our store footprint, and provide our franchisees with the tools and support they need to succeed. Ongoing pricing initiatives and operational changes are beginning to drive margin improvement. With stronger systems in place, we believe we are well-positioned to sustain progress in the quarters ahead. We believe the momentum we’ve built this quarter is a clear signal that our transformation is taking hold.”

Fiscal First Quarter 2026 Financial Results vs. Year-Ago Quarter

●	Total revenue was $6.4 million for the first quarter of fiscal 2026, which was essentially flat compared to the year-ago quarter.

●

Total product and retail gross profit was $0.3 million in the first quarter of fiscal 2026, compared to $(0.3) million in the year-ago quarter. The increase was attributable to improved pricing and production efficiencies.

●

Total costs and expenses were $6.5 million in the first quarter of fiscal 2026, down from $8.0 million in the year-ago quarter. The decrease was primarily the result of improved operating efficiencies and lower general and administrative costs.

●	Net loss was $0.3 million or $(0.04) per share for the first quarter of fiscal 2026, compared to a net loss of $1.7 million or $(0.26) per share in the year-ago quarter.

●	EBITDA for the three months ending May 31, 2025, was $0.2 million compared with EBITDA for the three months ending May 31, 2024, of $(1.4) million.

Conference Call Information

The Company will conduct a conference call to discuss its financial results. A question-and-answer session will follow management’s opening remarks. The conference call details are as follows:

Date: Wednesday, July 16, 2025

Time: 9:00 a.m. Eastern time

Dial-in registration link: here

Live webcast registration link: here

Please dial into the conference call 5-10 minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting to the conference call, please contact the Company’s investor relations team at RMCF@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the investor relations section of the Company’s website at https://ir.rmcf.com/.

About Rocky Mountain Chocolate Factory, Inc.

Rocky Mountain Chocolate Factory, Inc. is a leading franchiser of a premium chocolate and confectionary retail store concept. As America’s Chocolatier™, the Company has been producing an extensive line of premium chocolates and other confectionery products, including gourmet caramel apples since 1981. Headquartered in Durango, Colorado, Rocky Mountain Chocolate Factory is ranked among Entrepreneur’s Franchise 500® for 2025 and Franchise Times’ Franchise 400® for 2024. The Company and its franchisees and licensees operate nearly 260 Rocky Mountain Chocolate stores across the United States, with several international locations. The Company's common stock is listed on the Nasdaq Global Market under the symbol "RMCF."

Non-GAAP Financial Measures

To supplement the Company’s consolidated financial statements, which are prepared and presented in accordance with GAAP, the Company provides investors with the non-GAAP financial measure EBITDA. The presentation of these non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

EBITDA is defined as net income (loss) before interest, income taxes, depreciation, and amortization. Management uses EBITDA because it believes this metric provides useful insight into the Company’s core operating performance and cash-generating capabilities by removing the impact of non-operational and non-cash expenses.

This non-GAAP financial measure has inherent limitations and should not be considered in isolation or as a substitute for GAAP performance metrics such as net income or income from operations. Management uses EBITDA only in conjunction with such GAAP results to evaluate overall performance.

The Company is not providing a reconciliation for future expectations of EBITDA due to the volatility of certain required inputs that are not available without unreasonable efforts.

Forward-Looking Statements

This press release includes statements of our expectations, intentions, plans and beliefs that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to come within the safe harbor protection provided by those sections. These forward-looking statements involve various risks and uncertainties. The statements, other than statements of historical fact, included in this press release are forward-looking statements. Many of the forward-looking statements contained in this document may be identified by the use of forward-looking words such as "will," "intend," "believe," "expect," "anticipate," "should," "plan," "estimate," "potential," “may,” “would,” “could,” “continue,” “likely,” “might,” “seek,” “outlook,” “explore,” or the negative of these terms or other similar expressions. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future, including statements regarding future financial and operating results, our business strategy and plan, our strategic priorities, our store pipeline, and our transformation, are forward-looking statements. Management of the Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date of this press release. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause the Company’s actual results to differ materially from historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to: inflationary impacts, the outcome of legal proceedings, changes in the confectionery business environment, seasonality, consumer interest in our products, receptiveness of our products internationally, consumer and retail trends, costs and availability of raw materials, competition, the success of our co-branding strategy, the success of international expansion efforts, and the effect of government regulations. For a detailed discussion of the risks and uncertainties that may cause our actual results to differ from the forward-looking statements contained herein, please see the section entitled “Risk Factors” contained in our periodic reports, each filed with the Securities and Exchange Commission.

Investor Contact

Sean Mansouri, CFA

Elevate IR

720-330-2829

RMCF@elevate-ir.com

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except share and per share amounts)

	May 31, 2025 (unaudited)	February 28, 2025
Assets
Current Assets
Cash and cash equivalents	$893	$720
Accounts receivable, less allowance for credit losses of $301 and $307, respectively	2,327	3,405
Notes receivable, current portion, less current portion of the allowance for credit losses of $28 and $28, respectively	76	11
Refundable income taxes	64	64
Inventories	4,633	4,630
Other	389	393
Total current assets	8,382	9,223
Property and Equipment, Net	9,238	9,409
Other Assets
Notes receivable	106	69
Goodwill	576	576
Intangible assets, net	203	210
Lease right of use asset	1,125	1,241
Other	466	447
Total other assets	2,476	2,543
Total Assets	$20,096	$21,175
Liabilities and Stockholders' Equity
Current Liabilities
Accounts payable	$4,172	$4,816
Accrued salaries and wages	575	697
Gift card liabilities	648	649
Other accrued expenses	150	80
Contract liabilities	137	139
Lease liability	480	488
Total current liabilities	6,162	6,869
Note payable	5,961	5,957
Lease Liability, Less Current Portion	660	770
Contract Liabilities, Less Current Portion	581	604
Total Liabilities	13,364	14,200
Commitments and Contingencies
Stockholders' Equity
Preferred stock, $0.001 par value per share; 250,000 authorized; 0 shares issued and outstanding	-	-
Common stock, $0.001 par value, 46,000,000 shares authorized, 7,764,484 shares and 7,722,174 shares issued and outstanding, respectively	8	8
Additional paid-in capital	12,436	12,355
Accumulated deficit	(5,712)	(5,388)
Total stockholders' equity	6,732	6,975
Total Liabilities and Stockholders' Equity	$20,096	$21,175

Rocky Mountain Chocolate Factory, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except share and per share amounts)

(Unaudited)

	Three Months Ended May 31,
	2025	2024
Revenues
Sales	$4,718	$5,279
Franchise and royalty fees	1,655	1,128
Total Revenue	6,373	6,407

Costs and Expenses
Cost of sales	4,392	5,586
Franchise costs	595	541
Sales and marketing	206	430
General and administrative	1,001	1,239
Retail operating	206	199
Depreciation and amortization, exclusive of depreciation and amortization expense of $228 and $196, respectively, included in cost of sales	118	42
Total costs and expenses	6,518	8,037

Loss from Operations	(145)	(1,630)

Other Income (Expense)
Interest expense	(188)	(35)
Interest income	9	7
Other income (expense), net	(179)	(28)

Loss Before Income Taxes	(324)	(1,658)

Income Tax Provision (Benefit)	-	-

Net Loss	(324)	(1,658)

Basic Loss per Common Share	$(0.04)	$(0.26)
Diluted Loss per Common Share	$(0.04)	$(0.26)

Weighted Average Common Shares Outstanding - Basic	7,742,317	6,322,329
Dilutive Effect of Employee Stock Awards	-	-
Weighted Average Common Shares Outstanding - Diluted	7,742,317	6,322,329